Exhibit 32.1
Certifications of the
Principal Executive Officer and Principal Financial Officer
Pursuant To 18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 of The Sarbanes-Oxley Act Of 2002
In connection with the Quarterly Report of Spyre Therapeutics, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:
1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 4, 2026	/s/ Cameron Turtle, D.Phil
Cameron Turtle, D.Phil
Chief Executive Officer
(Principal Executive Officer)

/s/ Scott Burrows
Scott Burrows
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. §1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Note: A signed original of this written statement required by §906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.